Exhibit 5.2

June 1, 2026

Plus Therapeutics, Inc.

6420 Levit Green Boulevard, Suite 310

Houston, Texas 77021

Ladies and Gentlemen:

We have acted as special counsel to Plus Therapeutics, Inc., a Delaware corporation (the “Company”), in connection with a Registration Statement on Form S-3 (the “Registration Statement”) filed on June 1, 2026 by the Company with the U.S. Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement contains a base prospectus (the “Base Prospectus”) and an equity distribution agreement prospectus (together with the Base Prospectus, the “ATM Prospectus”) relating to the offer and sale from time to time by the Company, through Canaccord Genuity LLC, as sales agent (the “Sales Agent”), of an aggregate of up to $17,350,000 of shares (the “Shares”) of common stock, par value $0.001 per share, of the Company (“Common Stock”) pursuant to that certain Equity Distribution Agreement, dated as of June 1, 2026, by and between the Sales Agent and the Company (the “Sales Agreement”).

This opinion relates solely to the Shares to be offered and sold pursuant to the Registration Statement, the ATM Prospectus and the Sales Agreement.

In connection with this opinion, we have examined and relied upon originals, or copies certified to our satisfaction, of such records, documents, certificates, opinions, memoranda and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below. We have examined and relied upon minutes of meetings and resolutions of the board of directors of the Company as provided to us by the Company, the certificate of incorporation and bylaws of the Company, each as restated and/or amended to date, and such other documents as we have deemed necessary for purposes of rendering the opinion hereinafter set forth.

In rendering this opinion, we have assumed the genuineness and authenticity of all signatures on original documents; the authenticity of all documents submitted to us as originals; the conformity to originals of all documents submitted to us as copies; the accuracy, completeness and authenticity of certificates of public officials; and the due authorization, execution and delivery of all documents where authorization, execution and delivery are prerequisites to the effectiveness of such documents.

Our opinion herein is expressed solely with respect to the federal securities laws of the United States and the General Corporation Law of the State of Delaware. Our opinion is based on these laws as in effect on the date hereof. We express no opinion as to whether the laws of any other jurisdiction are applicable to the subject matter hereof. We are not rendering any opinion as to compliance with any federal or state law, rule or regulation relating to securities, or to the sale or issuance thereof.

On the basis of the foregoing, and in reliance thereon, we are of the opinion that the Shares, when issued and sold against payment therefor in accordance with the Sales Agreement, will be validly issued, fully paid and nonassessable.

This opinion letter speaks only as of the date hereof unless otherwise expressly stated and we assume no obligation to update or supplement this opinion letter if any applicable laws change after the date of this opinion letter or if we become aware after the date of this opinion letter of any facts, whether existing before or arising after the date hereof, that might change the opinions expressed above.

This opinion letter is furnished in connection with the filing of the Registration Statement and may not be relied upon for any other purpose without our prior written consent in each instance. Further, no portion of this letter may be quoted, circulated or referred to in any other document for any other purpose without our prior written consent.

We hereby consent to the filing of this opinion with the Commission as Exhibit 5.2 to the Registration Statement, and to the use of our name as it appears under the caption “Legal Matters” in the prospectus which forms part of the Registration Statement. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Sullivan & Worcester LLP
Sullivan & Worcester LLP